CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.102 to Registration Statement No. 33-46973 on Form N-1A of our reports dated December 22, 2016, relating to the financial statements and financial highlights of The Payden & Rygel Investment Group, including Payden Cash Reserves Money Market Fund, Payden Limited Maturity Fund, Payden Low Duration Fund, Payden U.S. Government Fund, Payden GNMA Fund, Payden Core Bond Fund, Payden Corporate Bond Fund, Payden Strategic Income Fund, Payden Absolute Return Bond Fund, Payden Floating Rate Fund, Payden High Income Fund, Payden California Municipal Income Fund, Payden Global Low Duration Fund, Payden Global Fixed Income Fund, Payden Emerging Markets Bond Fund, Payden Emerging Markets Local Bond Fund, Payden Emerging Markets Corporate Bond Fund, Payden Equity Income Fund, and Payden/Kravitz Cash Balance Plan Fund, appearing in the Annual Reports on Form N-CSR of The Payden & Rygel Investment Group for the year ended October 31, 2016, and to the references to us under the headings “Fund Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 28, 2017